                                  EXHIBIT 11
                    Computation of Income Per Common Share
                   (In thousands, except per share amounts)

                                                   Three Months Ended
                                                        March 31,
                                                 ----------------------
                                                   1997          1996
                                                 --------      --------
PRIMARY INCOME PER SHARE

Average shares outstanding                         11,953         8,447
Net effect of dilutive stock options
  and warrants-based on the treasury
  stock method using average market price             479           555
                                                 --------      --------
  Total                                            12,432         9,002
                                                 ========      ========

Income:
  Net income                                     $  2,611      $  1,455
                                                 ========      ========

Per common share amount:
  Net income                                     $   0.21      $   0.16
                                                 ========      ========

FULLY DILUTED INCOME PER SHARE

Average shares outstanding                         11,953         8,447
Net effect of dilutive stock options
  and warrants-based on the treasury
  stock method using the greater of average
  market price or market closing price                479           687
Assumed conversion of certain convertible debt         29           430
                                                 --------      --------
  Total                                            12,461         9,564
                                                 ========      ========

Income:
  Net income                                     $  2,611      $  1,455
  Add convertible debt interest, net of income
    tax effect                                          4            62
                                                 --------      --------
  Net income after convertible debt interest     $  2,615      $  1,517
                                                 ========      ========

Per common share amount:
  Net income                                     $   0.21      $   0.16
                                                 ========      ========

NOTE: All number of shares and per share amounts have been adjusted, when applicable, to reflect the three-for-two stock split in the form of a 50% stock dividend effected on May 31, 1996.


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